UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    April 25, 2006

GLOBAL MATRECHS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-29204	58-2153309
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

90 Grove Street, Suite 201 Ridgefield, Connecticut	06877
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code:    (203) 431-6665

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.	Regulation FD Disclosure

The following information is being furnished under Item 7.01 “Regulation FD Disclosure.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On Tuesday, April 25, 2006, a Special Meeting of Stockholders was held at the offices of Foley Hoag LLP, World Trade Center West, 155 Seaport Boulevard, Boston, Massachusetts 02210. At the meeting, the holders of a majority of the shares eligible to vote, voted in favor of (i) an amendment to the Company’s Certificate of Incorporation to effect a reverse split of its issued and outstanding common stock at any one of the following ratios: 1-for-5, 1-for-10, 1-for-15, or 1-for-20 and (ii) an amendment to the Company’s Certificate of Incorporation to increase to Nine Hundred Million (900,000,000) the number of shares of common stock which the Company is authorized to issue.

After the formal meeting was adjourned, the President and Chief Executive Officer of the Company, Michael Sheppard, entertained an informal question and answer session with the stockholders present at the Special Meeting. Mr. Sheppard stated the following about the Company:

▪
A nuclear facility in the United States requested a sample of the Company’s HNIPU product for testing on a project that would involve the encapsulation of low grade nuclear waste that may pose a fire threat where stored. The Company hopes to announce the results of the testing by June 2006.

▪
A Belgium company has placed a pilot order for HNIPU, and the Company hopes that this order will lead to some small purchase orders this year and then follow with a strong sales program starting in 2007.

▪	In March of 2006, the Company received small commercial orders for both HNIPU and NuCap.

▪
In the last quarter of 2005, the Company shipped a pilot order for NuCap to Siemens. The order is in the process of being reviewed by Siemens prior to application. The Company anticipates that the review will be completed by the end of the second quarter of 2006, and that a test of NuCap will take place in on of Siemens’ nuclear power plants located in Germany.

▪	In May 2006, the Company expects to complete its master manufacturing agreement with Dow Corning for the commercial manufacturing of NuCap.

▪	The Company is currently in negotiations for the encapsulation of over 2000 drums of arsenic with NuCap. The Company hopes to demonstrate its product as part of the negotiations in May 2006.

▪
The Company believes it has substantially completed negotiations with a Russian company for the representation of NuCap to Eastern European governments. The Company hopes to announce and sign this agreement in May 2006.

▪	The Company is in the process of obtaining clearance to post its NuCap product on the Department of Energy’s website.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL MATRECHS, INC.

Date: April 26, 2006	By:	/s/ Michael Sheppard
Michael Sheppard
President, Chief Executive Officer, Chief Operating Officer and Acting Chief Financial Officer